UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2006
________________________

McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

____________________________

One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

(630) 623-3000
(Registrant's Telephone Number, Including Area Code)

_______________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)   On May 24, 2006, the Board of Directors approved the Governance Committee’s recommendation to award to Andrew J. McKenna, the Company’s non-executive Chairman, a grant of 15,000 restricted stock units, each unit representing a share of the Company’s common stock, as enhanced compensation in recognition of his responsibilities as Chairman, contigent upon his election to the Board of Directors at the Annual Shareholders’ Meeting on May 25, 2006.  Mr. McKenna was elected a director at that Annual Shareholders' Meeting.  The restricted stock units will vest on the later of one year from the May 25, 2006 effective date or upon Mr. McKenna’s retirement from the Board. At vesting, the restricted stock units shall be payable in either cash or shares of the Company’s common stock at the Company’s discretion. Mr. McKenna also participates in the Board’s compensation programs for all non-employee directors.

(b)   On May 24, 2006, the Board of Directors appointed Donald G. Lubin as Senior Director of the Company for a third one-year term.  Mr. Lubin will serve pursuant to a Senior Director Letter Agreement between him and the Company dated May 25, 2006, a copy of which is attached hereto and filed as Exhibit 99.1.

        Mr. Lubin served as a Senior Director for the first and second one-year terms under the same arrangements and pursuant to Senior Director Letter Agreements dated May 20, 2004 and May 10, 2005, and filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and the Company's Current Report on Form 8-K dated May 10, 2005, respectively.

Item 9.01. Financial Statements and Exhibits.

  (d)   Exhibits.

99.1	Senior Director Letter Agreement between Donald G. Lubin and the Company, dated May 25, 2006.

99.2	Press Release dated May 26, 2006: Sheila Penrose Elected to McDonald's Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION (Registrant)

Date:	May 31, 2006	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President - Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99.1	Senior Director Letter Agreement between Donald G. Lubin and the Company, dated May 25, 2006.
Exhibit No. 99.2	Press Release dated May 26, 2006: Sheila Penrose Elected to McDonald’s Board of Directors